UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in its Form 8-K filed May 20, 2005, Biolase Technology, Inc. (the “Company”) intends to restate its historical financial statements and will file (i) its Form 10-K as of December 31, 2004 that will include restated consolidated financial statements as of December 31, 2003 and the two years then ended and (ii) Amended Forms 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the “2004 Form 10-Q/As”) that will include restated financial statements for the prior comparative periods as well.

At this point in time, the Company is unable to estimate precisely when these amendments will be filed with the SEC. The Company is working diligently to complete the final stages of its audit, including management’s assessment of its internal control over financial reporting. As soon as the Company has reached a determination as to when it expects to file its 2004 Form 10-K and the 2004 Form 10-Q/As, it will amend the Form 8-K to include its estimated filing dates for these reports. The Company expects that it will be able to reach such determination (and file its Form 8-K/A) in the next several weeks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 1, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John W. Hohener
John W. Hohener
Executive Vice President and
Chief Financial Officer

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